Exhibit 99.1

Investor Relations

eOn Communications

800-955-5321

investorrelations@eoncc.com

For Release 4:30 PM ET, October 29, 2008

eOn Communications Reports Fourth Quarter and

Year End Financial Results

SAN JOSE, CA (October 29, 2008) – eOn Communications Corporation™ (NASDAQ: EONC), a leading provider of telecommunications solutions, today reported fourth quarter and fiscal year 2008 results.

Net loss for the fiscal year ended July 31, 2008 was $3,452,000 or $1.27 per common share, compared to net loss of $1,330,000 or $0.49 per common share for the fiscal year ended July 31, 2007. Loss from continuing operations was $2,861,000 or $1.05 per common share compared to loss from continuing operations of $1,009,000 or $0.37 per common share in the fiscal year ended July 31, 2007. The loss for this year included $408,000 from the closure of India operations and associated severance costs. Net losses from discontinued operations related to the IP hosting business were $591,000 and $321,000 for the fiscal years ended July 31, 2008 and July 31, 2007, respectively. Revenues from continuing operations were $6,994,000 (including related party revenue of $348,000), a decrease of 34% compared with $10,625,000 (including related party revenue of $586,000) for the previous fiscal year.

Net loss for the quarter ended July 31, 2008 was $338,000 or $0.12 per common share, compared to net loss of $375,000 or $0.14 per common share in the quarter ended July 31, 2007. The fourth quarter loss for the prior year included a $194,000 loss related to the discontinued IP hosting business and $76,000 for stock-based compensation expense. Revenues for the quarter were $1,604,000 (including related party revenue of $5,000), a decrease of 44% compared to $2,876,000 (including related party revenue of $223,000) for the quarter ended July 31, 2007.

Cash and cash equivalents and short-term marketable securities as of July 31, 2008 decreased 55% to $2,545,000 from $5,656,000 as of July 31, 2007 primarily as a result of funding operating losses for the year and the $900,000 investment in the Symbio Group, partially offset by the $300,000 sale of the Spark investment to David Lee.

“We are continuing restructuring to improve the Company’s performance and return us to profitability,” stated David Lee, eOn’s chairman and chief executive officer.

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About eOn Communications™

eOn Communications Corporation™ is a global provider of innovative communications solutions. Backed by over 20 years of telecommunications engineering expertise, our solutions enable our customers to easily leverage advanced technologies in order to communicate more effectively. To find out more information about eOn Communications and its solutions, visit the World Wide Web at www.eoncommunications.com, or call 800-955-5321.

Note:

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including technical and competitive factors, which could cause the Company’s results and the timing of certain events to differ materially from those discussed in the forward-looking statements. Such risks are detailed in eOn Communications Corporation’s most recent Form 10-Q filing with the Securities and Exchange Commission.

eOn Communications Corporation, the mark eOn, and eQueue are trademarks of eOn Communications Corporation.

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eOn Communications Corporation

Condensed Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	For the Years Ended July 31,
	2008	2007
REVENUE
Third party revenue	$6,646	$10,039
Related party revenue	348	586

Net revenue	6,994	10,625

COST OF REVENUE
Third party cost of revenue	2,832	4,043
Related party cost of revenue	323	489

Cost of revenue	3,155	4,532

Gross profit	3,839	6,093

OPERATING EXPENSE
Selling, general and administrative	3,893	4,491
Research and development	2,641	2,872
Other expense, net	283	11

Total operating expense	6,817	7,374

Loss from continuing operations	(2,978)	(1,281)

Interest income	117	272

Loss from continuing operations before income taxes	(2,861)	(1,009)

Income tax expense	—	—

Loss from continuing operations after income taxes	(2,861)	(1,009)

DISCONTINUED OPERATIONS
Loss from discontinued operations	(604)	(321)
Gain on disposal of discontinued operations, net of tax of $0	13	—

Loss from discontinued operations	(591)	(321)

Net loss	$(3,452)	$(1,330)

COMPREHENSIVE LOSS
Net loss	$(3,452)	$(1,330)
Foreign currency translation adjustment	105	—

Comprehensive loss	$(3,347)	$(1,330)

Weighted average shares outstanding
Basic and diluted	2,725	2,712

Basic and diluted loss per share:
From continuing operations	$(1.05)	$(0.37)
From discontinued operations, net of tax	(0.22)	(0.12)

Basic and diluted loss per share	$(1.27)	$(0.49)

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eOn Communications Corporation

Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	As of July 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$1,545	$2,256
Marketable securities	1,000	3,400
Trade accounts receivable, net of allowance of $680 and $694, respectively	932	1,781
Trade accounts receivable - related party	84	117
Inventories	2,501	2,348
Prepaid and other current assets	177	118
Current assets of discontinued operations	—	119

Total current assets	6,239	10,139

Property and equipment, net	176	298
Intangibles, net	251	334
Investments	900	300
Other non-current assets	88	—
Non-current assets of discontinued operations	—	135

Total assets	$7,654	$11,206

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$214	$432
Trade accounts payable - related party	126	337
Note payable	138	—
Accrued expenses and other	1,145	1,205
Current liabilities of discontinued operations	—	16

Total current liabilities	1,623	1,990

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, (10,000,000 shares authorized, no shares issued and outstanding)	—	—
Common stock, $0.005 par value (10,000,000 shares authorized, 2,869,608 and 2,849,629 shares issued, respectively)	14	14
Additional paid-in capital	55,931	55,769
Treasury stock, at cost (135,380 shares)	(1,502)	(1,502)
Accumulated deficit	(48,517)	(45,065)
Accumulated other comprehensive income	105	—

Total stockholders’ equity	6,031	9,216

Total liabilities and stockholders’ equity	$7,654	$11,206

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